cytec

News &

Information Cytec Industries Inc. Five Garret Mountain Plaza Woodland Park, New Jersey 07424 www.cytec.com

Contact: Jodi Allen (973) 357-3283 Release Date: Immediate

Cytec Industries Reduces Full Year Earnings Guidance

Current Economy Continues to Impact Demand; Cost Structure Realignment Underway

Woodland Park, New Jersey, June 23, 2009 – Cytec Industries Inc. (NYSE:CYT) announced today that due to continued deterioration in market demand, it is reducing its outlook for full year 2009 diluted earnings per share after adjusting for special items to a range of $0.60 to $0.90 per share, down from the prior guidance of $1.35 to $1.75 per share.

Shane Fleming, Chairman and Chief Executive Officer explained, “We are continuing to see lower demand in Engineered Materials, resulting from inventory destocking by parts manufacturers for large commercial aircraft as well as a sharper than expected slowdown in production rates related to business and regional jets. In response to these deteriorating market conditions, we are taking aggressive actions to realign our cost base. While we are responding to the new market demand in the base business, we continue to selectively invest in future growth programs and to be prepared when new large commercial aircraft platforms and the Joint Strike Fighter come into large scale production. The secular trend of higher composite usage remains intact, and we are working with a number of customers on near and long term opportunities.

In Building Block Chemicals, we are experiencing weak demand in end markets for melamine products due to the general economic environment, and are expecting margin pressure in acrylonitrile due to cost increases in propylene.

We are on track with our cost reduction efforts which are expected to increasingly benefit our Coating Resins product lines in the second half of this year. Although weak demand continues to challenge the Coating Resin products in the current quarter, we are seeing sequential sales volume improvement. The remaining segments performance within Specialty Chemicals continues essentially as expected.”

David Drillock, Vice President and Chief Financial Officer, said “The continuing weak demand in Coating Resins plus the recent demand slowdown mentioned earlier in Engineered Materials lead us to expect a modest loss for the second quarter before special items, and to decrease our full year earnings per share outlook. We are making significant progress in the areas within our control, such as the structural cost improvement programs and working capital. I am particularly pleased with our success in the working capital initiative, which has generated improved cash flow ahead of schedule and has accelerated our debt pay down.”

Detailed full year guidance will be provided when the Company releases its second quarter results on July 16, 2009.

Use of Non-GAAP Measures

Management believes that diluted earnings per share after adjusting for special items, which is a non-GAAP measurement, is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the Company’s overall operating results in the period presented. Such non-GAAP measurement is not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Diluted earnings per share determined in accordance with GAAP may include restructuring charges and other items that are not currently determinable, but which may be significant. For that reason, the Company is unable to provide full-year GAAP diluted earnings per share estimates at this time.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in Cytec’s filings with the Securities and Exchange Commission.

Corporate Profile

Cytec Industries Inc. is a global specialty chemicals and materials company focused on developing, manufacturing and selling value-added products. Our products serve a diverse range of end markets including aerospace, adhesives, automotive and industrial coatings, chemical intermediates, inks, mining and plastics. We use our technology and application development expertise to create chemical and material solutions that are formulated to perform specific and important functions in the finished products of our customers.